Exhibit 99.2

M A C K - C A L I R E A L T Y C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Mack-Cali Realty Corporation

Reports First Quarter 2020 Results

Jersey City, New Jersey – May 6, 2020 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2020.

FIRST QUARTER 2020 HIGHLIGHTS

-	Reported net income (loss) of $(0.47) per diluted share for the quarter ended March 31, 2020, primarily from mark-to-market valuation adjustments on held-for-sale properties;

-	Achieved Core Funds from Operations per diluted share of $0.33 for the first quarter 2020;

-	Roseland's 6,524-unit multifamily stabilized portfolio was 95.7% leased at March 31, 2020, with an average rent of $3,028 per unit;

-	Roseland's same-store portfolio, consisting of 4,838 units, experienced a 9.8% increase in NOI over first quarter 2019. Over the same period, revenues grew 5.6%, and expenses decreased by 1.4%;

-	Roseland commenced operations at The Emery at Overlook Ridge in the first quarter with the delivery of 140 apartments. The delivered units are currently 52% leased;

-	Leased 173,240 sq. ft. of commercial space: 51,252 sq. ft. on the Waterfront, 121,988 sq. ft. in class A suburban and suburban; growing Core portfolio office rental rates by 4.6% on a cash basis and 19.7% on a GAAP basis;

-	Core office portfolio was 81.1% leased, with the Waterfront at 78.5%, class A suburban portfolio at 90.1%, and Suburban at 79.6% leased at March 31, 2020;

-	The Company's office same-store portfolio, consisting of 4,508,801 sq. ft., experienced a 13.1% increase in Cash NOI and a 13.4% increase in GAAP NOI over the first quarter 2019;

-	Declared regular $0.20 per share quarterly common stock dividend payable in cash;

-	For the month of April 2020, collected over 94% of its total commercial rent from office tenants and 96.7% from multifamily tenants; and

-	Due to the uncertainty of the impacts of the COVID-19 pandemic, the Company believes it is prudent to withdraw its guidance for full year 2020 EPS and FFO.

"Our thoughts are with the country, our team and our communities as we continue to navigate the COVID-19 pandemic during these unprecedented times. While our results have been impacted, we are encouraged by the strong level of our rent collections in April, the strength of our same store metrics in the first quarter and the progress we’ve made on our asset sales to date,” stated, Michael J. DeMarco, Chief Executive Officer. “As the process for re-opening the state of New Jersey gets underway, we are committed to employing best practices in our portfolio to ensure the well-being of our team, tenants and residents. Our continuing focus in 2020 is on strengthening our balance sheet, protecting shareholder value and being a compassionate, community-minded business leader as we together work through the challenges of the coronavirus.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended March 31, 2020 amounted to $(39.9) million, or $(0.47) per share, as compared to $244.5 million, or $2.66 per share, for the quarter ended March 31, 2019.

Funds from operations (FFO) for the quarter ended March 31, 2020 amounted to $29.7 million, or $0.30 per share, as compared to $39.5 million, or $0.39 per share, for the quarter ended March 31, 2019.

For the first quarter 2020, Core FFO was $33.2 million, or $0.33 per share, as compared to $40.8 million, or $0.40 per share for the same period last year.

OPERATING HIGHLIGHTS

Office

The Company's consolidated Core office properties (including Discontinued Operations) were 81.1 percent leased at March 31, 2020, as compared to 80.7 percent leased at December 31, 2019 and 80.9 percent leased at March 31, 2019.

First quarter 2020 same-store GAAP revenues for the office portfolio increased by 7.6 percent while same-store GAAP NOI increased by 13.4 percent from the same period in 2019. First quarter 2020 same store cash revenues for the office portfolio increased by 7.1 percent while same store cash NOI grew by 13.1 percent from 2019. Same store cash revenues and same store cash NOI exclude straight-line rent and FAS 141 adjustments. The Core office portfolio (including Discontinued Operations) experienced an increase in cash NOI in the first quarter of 11.9 percent.

For the quarter ended March 31, 2020, the Company executed 16 leases at its Core office portfolio, totaling 173,240 square feet. Of these totals, one lease for 41,269 square feet (23.8 percent) was a new lease and 15 leases for 131,971 square feet (76.2 percent) were lease renewals and other tenant retention transactions.

Rental rate roll-up for the Core portfolio for first quarter 2020 transactions was 4.6 percent on a cash basis and 19.7 percent on a GAAP basis.

Multifamily

Roseland's stabilized operating portfolio was 95.7 percent leased at March 31, 2020, as compared to 95.0 percent at December 31, 2019. Same-store revenues, inclusive of the negative impacts from the Company's active renovation program at Marbella and Monaco, increased by 5.6 percent resulting in same-store net operating income growth of 9.8 percent for the first quarter 2020.

At quarter end, Roseland had 1,942 units under construction across five projects (inclusive of the Emery). This construction portfolio is projected to provide $62 million of stabilized NOI.

Hotels and Parking

The Company’s Residence Inn at Port Imperial remains open with average occupancy for April 2020 of 58 percent. In response to these challenging times, the Company has donated 42 rooms, not included in the occupancy percentage, for regional front-line healthcare workers from Jersey City and Palisades Medical Centers. The Company also provided meals and parking to those workers each day. The Company’s remaining two hotels, the Envue, which is wholly owned, and the Hyatt, which is owned through a 50/50 joint venture with Hyatt, were closed for the entire month of April, and currently remain closed. Given the lack of clarity on re-opening guidelines for these assets, and the resumption of normal travel patterns, the Company does not feel comfortable projecting this income for the balance of 2020.

The Company recorded $21.9 million of parking revenues in 2019. Typically, approximately 40 percent of the Company’s parking revenue comes from transient office workers and visitors to the neighborhoods. March 2020 parking revenues were severely impacted by the shelter in-place-orders and these effects continued, and as such it will be difficult to project parking income for the balance of 2020.

TRANSACTION ACTIVITY

For the first quarter 2020, the Company completed the following dispositions:

-	One Bridge Plaza, a 200,000-square-foot office building in Fort Lee, New Jersey, was sold for $36.7 million.

-	Developable land in Middletown, New Jersey was sold for $7.6 million.

-	Developable land in Greenbelt, Maryland was sold for $9.7 million.

In April 2020, 111 River Street, a 566,000-square-foot office building in Hoboken, New Jersey, was contracted for sale for $244.5 million, or $432 per square foot.

SUBURBAN OFFICE DISPOSITION UPDATE

Parsippany/Giralda Portfolio: Modified the existing sales contract to provide a two-phase closing.

-	Phase I, containing 12 Properties with 1.9 million square feet, is now scheduled to close by June 2020 at a gross sales price of $200 million.

-	Phase II, containing the remaining 3 properties with 500,000 square feet, is scheduled to close in the fourth quarter of 2020 at a gross sales price of $85 million.

The remaining office portfolios of Monmouth, Short Hills and Metropark are now expected to close either in the fourth quarter of 2020 or early 2021.

Princeton/Other Sub-Markets: There are currently five properties totaling 774,000 square feet in various stages of the sales process, with closings anticipated to occur in the third and fourth quarters of 2020.

BALANCE SHEET/CAPITAL MARKETS

As of March 31, 2020, the Company had a debt-to-undepreciated assets ratio of 49.0 percent compared to 48.0 percent at December 31, 2019 and 43.3 percent at March 31, 2019. Net debt to adjusted EBITDA for the quarter ended March 31 ,2020 was 11.5x compared to 9.5x for the quarter ended March 31, 2019. The Company's interest coverage ratio was 2.8x for the quarter ended March 31, 2020, compared to 2.8x for the quarter ended March 31, 2019.

DIVIDEND

In March 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share (indicating an annual rate of $0.80 per common share) for the first quarter 2020, which was paid on April 14, 2020 to shareholders of record as of April 2, 2020.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for May 7, 2020 at 8:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

https://edge.media-server.com/mmc/p/rnebkeyi

The live conference call is also accessible by calling (833) 423-0439 and requesting the Mack-Cali earnings conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-profile beginning at 11:00 a.m. Eastern Time on May 7, 2020.

A replay of the call will also be accessible May 7, 2020 through May 21, 2020 by calling (855) 859-2056 and using the pass code, 1639443.

Copies of Mack-Cali’s First Quarter 2020 Supplemental Operating and Financial Data is available on Mack-Cali’s website, as follows:

First Quarter 2020 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

The First Quarter 2020 Form 10-Q will be available on the Company’s website when it is filed, which is expected to be on or before May 11, 2020.

In addition, once filed, these items will be available upon request from:

Mack-Cali Investor Relations Department - Deidre Crockett

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout the Northeast. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Contacts:	Michael J. DeMarco	David Smetana	Deidre Crockett
	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
	Chief Executive Officer	Chief Financial Officer	Chief Administrative Officer
	(732) 590-1589	(732) 590-1035	(732) 590-1025
	mdemarco@mack-cali.com	dsmetana@mack-cali.com	investorrelations@mack-cali.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended
	March 31,
REVENUES	2020	2019
Revenue from leases	$70,450	$79,391
Real estate services	2,993	3,842
Parking income	5,265	4,866
Hotel income	1,625	283
Other income	1,724	1,884
Total revenues	82,057	90,266

EXPENSES
Real estate taxes	10,937	11,644
Utilities	3,853	6,112
Operating services	16,064	16,799
Real estate services expenses	3,721	4,266
General and administrative	15,818	13,319
Depreciation and amortization	33,796	31,534
Land and other impairments	5,263	-
Total expenses	89,452	83,674

OTHER (EXPENSE) INCOME
Interest expense	(20,918)	(23,481)
Interest and other investment income (loss)	32	823
Equity in earnings (loss) of unconsolidated joint ventures	(708)	(681)
Gain on change of control of interests	-	13,790
Realized gains (losses) and unrealized losses on disposition of rental property, net	(7,915)	268,109
Gain on disposition of developable land	4,813	-
Gain on sale of investment in unconsolidated joint venture	-	903
Gain (loss) from extinguishment of debt, net	-	1,311
Total other income (expense)	(24,696)	260,774
Income (loss) from continuing operations	(32,091)	267,366
Discontinued operations:
Income from discontinued operations	21,993	8,228
Realized gains (losses) and unrealized losses on disposition of rental property and impairments, net	(27,746)	-
Total discontinued operations, net	(5,753)	8,228
Net income (loss)	(37,844)	275,594
Noncontrolling interests in consolidated joint ventures	176	1,248
Noncontrolling interest in Operating Partnership of income from continuing operations	3,666	(26,843)
Noncontrolling interests in Operating Partnership in discontinued operations	549	(837)
Redeemable noncontrolling interests	(6,471)	(4,667)
Net income (loss) available to common shareholders	$(39,924)	$244,495

Basic earnings per common share:
Income(loss) from continuing operations	$(0.41)	$2.59
Discontinued operations	(0.06)	0.08
Net income (loss) available to common shareholders	$(0.47)	$2.67

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.41)	$2.58
Discontinued operations	(0.06)	0.08
Net income (loss) available to common shareholders	$(0.47)	$2.66

Basic weighted average shares outstanding	90,616	90,498

Diluted weighted average shares outstanding	100,183	100,943

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income (loss) available to common shareholders	$(39,924)	$244,495
Add (deduct): Noncontrolling interest in Operating Partnership	(3,666)	26,843
Noncontrolling interests in discontinued operations	(549)	837
Real estate-related depreciation and amortization on continuing operations (a)	36,696	33,793
Real estate-related depreciation and amortization on discontinued operations	1,453	16,375
Gain on change of control of interests	-	(13,790)
Gain on sale of investment in unconsolidated joint venture	-	(903)
Continuing operations: Realized (gains)/losses and unrealized losses on disposition of rental property, net	7,915	(268,109)
Discontinued operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	27,746	-
Funds from operations (b)	$29,671	$39,541

Add/(Deduct):
(Gain)/loss from extinguishment of debt, net	-	(1,311)
Land and other impairments	5,263	-
(Gain) loss on disposition of developable land	(4,813)	-
Severance/separation costs on management restructuring	1,947	1,562
Reporting systems conversion costs	363	-
Management contract termination costs	-	1,021
Proxy fight costs	799	-
Core FFO	$33,230	$40,813

Diluted weighted average shares/units outstanding (c)	100,183	100,943

Funds from operations per share/unit-diluted	$0.30	$0.39

Core funds from operations per share/unit diluted	$0.33	$0.40

Dividends declared per common share	$0.20	$0.20

Dividend payout ratio:
Core Funds from operations-diluted	60.30%	49.47%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$3,247	$2,932
Tenant improvements & leasing commissions (d)	$8,093	$7,931
Tenant improvements & leasing commissions on space vacant for more than a year	$2,958	$3,482
Straight-line rent adjustments (e)	$2,132	$2,855
Amortization of (above)/below market lease intangibles, net (f)	$946	$1,037
Amortization of stock compensation	$2,612	$2,010
Amortization of lease inducements	$57	$304
Non real estate depreciation and amortization	$450	$539
Amortization of deferred financing costs	$1,024	$1,189

(a)	Includes the Company's share from unconsolidated joint ventures of $3,349 and $2,661 for the three months ended March 31, 2020 and 2019, respectively. Excludes non-real estate-related depreciation and amortization of $450 and $539 for the three months ended March 31, 2020 and 2019, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,443 and 10,164 shares for the three months ended March 31, 2020 and 2019, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)	Includes free rent of $2,956 and $4,832 for the three months ended March 31, 2020 and 2019, respectively. Also, includes the Company's share from unconsolidated joint ventures of $28 and $(229) for the three months ended March 31, 2020 and 2019, respectively.
(f)	Includes the Company's share from unconsolidated joint ventures of $0 and $0 for the three months ended March 31, 2020 and 2019, respectively.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income (loss) available to common shareholders	$(0.47)	$2.66
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.37	0.33
Real estate-related depreciation and amortization on discontinued operations	0.01	0.16
Redemption value adjustment to redeemable noncontrolling interests	0.03	0.03
Gain on change of control of interests	-	(0.14)
Gain on sale of investment in unconsolidated joint venture	-	(0.01)
Continuing operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	0.08	(2.66)
Discontinued operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	0.28	-
Noncontrolling interest/rounding adjustment	-	0.02
Funds from operations (b)	$0.30	$0.39

Add/(Deduct):
(Gain)/loss from extinguishment of debt, net	-	(0.01)
Land and other impairments	0.05	-
(Gain)/loss on disposition of developable land	(0.05)	-
Severance/separation costs on management restructuring	0.02	0.02
Management contract termination costs	-	0.01
Reporting systems conversion costs	-	-
Proxy fight costs	0.01	-
Noncontrolling interest/rounding adjustment	-	(0.01)
Core FFO	$0.33	$0.40

Diluted weighted average shares/units outstanding (c)	100,183	100,943

(a)	Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.04 for the three months ended March 31, 2020 and 2019, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,443 and 10,164 shares for the three months ended March 31, 2020 and 2019, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	March 31,	December 31,
Assets	2020	2019
Rental property
Land and leasehold interests	$648,866	$653,231
Buildings and improvements	3,474,560	3,361,435
Tenant improvements	168,089	163,299
Furniture, fixtures and equipment	81,966	78,716
	4,373,481	4,256,681
Less – accumulated depreciation and amortization	(582,829)	(558,617)
	3,790,652	3,698,064
Rental property held for sale, net	898,169	966,497
Net investment in rental property	4,688,821	4,664,561
Cash and cash equivalents	25,264	25,589
Restricted cash	15,863	15,577
Investments in unconsolidated joint ventures	202,574	209,091
Unbilled rents receivable, net	96,155	95,686
Deferred charges, goodwill and other assets, net	250,600	275,102
Accounts receivable	6,255	7,192

Total assets	$5,285,532	$5,292,798

Liabilities and Equity
Senior unsecured notes, net	$571,776	$571,484
Unsecured revolving credit facility and term loans	277,000	329,000
Mortgages, loans payable and other obligations, net	2,028,345	1,908,034
Dividends and distributions payable	22,577	22,265
Accounts payable, accrued expenses and other liabilities	195,937	209,510
Rents received in advance and security deposits	35,598	39,463
Accrued interest payable	15,657	10,185
Total liabilities	3,146,890	3,089,941
Commitments and contingencies

Redeemable noncontrolling interests	506,482	503,382

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 90,596,079 and 90,595,176 shares outstanding	906	906
Additional paid-in capital	2,533,909	2,535,440
Dividends in excess of net earnings	(1,100,672)	(1,042,629)
Accumulated other comprehensive income (loss)	-	(18)
Total Mack-Cali Realty Corporation stockholders’ equity	1,434,143	1,493,699

Noncontrolling interests in subsidiaries:
Operating Partnership	150,681	158,480
Consolidated joint ventures	47,336	47,296
Total noncontrolling interests in subsidiaries	198,017	205,776

Total equity	1,632,160	1,699,475

Total liabilities and equity	$5,285,532	$5,292,798